Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

CONVERSANT, INC.

As of February 3rd, 2014

ARTICLE I

OFFICES

Section 1.Registered Office. The registered office shall be in Wilmington, County of Newcastle, State of Delaware.

Section 2.Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.Place Of Meetings. Each meeting of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, either within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

Section 3.Notice Of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting, except as may otherwise be provided by law.

Section 4.List Of Stockholders Entitled To Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 5.Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Any request of stockholders to call a special meeting of stockholders shall be signed by each stockholder and shall set forth the information required by Article II, Section 12(a)(ii) hereof to be included in a notice to the Corporation. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the board of directors; provided, however, that the date of any such special meeting shall not be more than ninety (90) days after the request to call the special meeting is received by the Secretary of the corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) the board of directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary of the corporation receives the request for the special meeting and the board of directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the board of directors) was held not more than ninety (90) days before the request to call the special meeting was received by the Secretary of the corporation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the board of directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that nothing herein shall prohibit the board of directors from submitting matters to the stockholders at any special meeting requested by stockholders.

Section 6.Notice Of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 7.Business Transacted At Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

Section 8.Adjournment Of Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.Quorum. When a quorum is present at any meeting, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the question shall decide such question brought before such meeting (other than the election of directors), unless either the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required or a different vote is provided by the rules of any stock exchange on which the corporation’s shares are listed, in which case such express provision shall govern. At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the majority of the votes cast; provided, that if as of a date that is five (5) business days in advance of the date the corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the board of directors in accordance with these bylaws, shall be elected by the vote of a plurality of the voting power of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 9, a majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.

Section 10.Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 11.Consent In Lieu Of Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Each such written consent shall bear the date of the signature of the consenting stockholder. No such written consent shall be effective unless written consents, signed by stockholders holding of record a sufficient number of shares to take the action proposed, shall be delivered to the corporation within sixty days of the date of the earliest consent so delivered. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to stockholders as required by the Delaware General Corporation Law.

Section 12.Notice of Stockholder Business and Nominations.
(a)Annual Meeting.
(i)Nominations of persons for election to the board of directors of the corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or (C) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 12(a) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12.
(ii)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement (as defined below) of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:
(A)as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (3) such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation;
(B)as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;
(C)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:
(1)the name and address of such stockholder, as they appear on the corporation’s books, and the name and address of such beneficial owner,
(2)the class and number of shares of capital stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and
(3)a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business;
(D)as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner:
(1)the class and number of shares of capital stock of the corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting,
(2)a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,
(3)a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and a representation that the stockholder will notify the corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and
(4)a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee or approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposal.
The foregoing notice requirements of this Section 12(a)(ii) shall not apply to a stockholder if the stockholder has notified the corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
(b)Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (A) by or at the direction of the board of directors or (B) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 12(b) is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 12. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the notice required by paragraph (a)(ii) of this Section 12 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120111) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10`11) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)General.
(i)Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Chairman of the board of directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(D)(4) of this Section 12). If any proposed nomination or business was not made or proposed in compliance with this Section 12, the Chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(C) and (a)(ii)(D) of this Section 12 to the corporation within five business days following the record date for an annual or special meeting or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(ii)For purposes of this Section 12, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(iii)Notwithstanding the foregoing provisions of this Section 12, a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE III

DIRECTORS

Section 1.Number Of Directors. The authorized number of directors shall not be less than two (2) nor more than nine (9). The exact authorized number of directors shall be fixed from time to time, within the limits specified in this Section 1 or in the certificate of incorporation, by the board of directors, or by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the written consent of the holders of a majority of the outstanding shares entitled to vote. Subject to the foregoing, the authorized number of directors of this corporation shall initially be set at six (6).
Section 2.Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, on application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
Section 3.Powers And Authority. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
Section 4.Meetings Of The Board Of Directors. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
Section 5.First Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary for the newly elected directors legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
Section 6.Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7.Special Meetings. Special meetings of the board may be called by the president on two days’ notice to each director, either personally or by mail or telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.
Section 8.Quorum. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 9.Action Without A Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.
Section 10.Meetings By Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee established by the board of directors, may participate in a meeting of the board of directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 11.Committees Of Directors. The board of directors may, by resolution passed by a majority of the whole board, establish one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.
In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided by resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided that no such committee shall have power or authority to resolve to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or amend the bylaws of the corporation; and provided further that, unless such resolution or the certificate of incorporation expressly so provides, no such committee shall have power or authority to declare a dividend or authorize the issuance of stock.
Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
Section 12.Compensation Of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 13.Removal Of Directors. Unless otherwise restricted by law or the certificate of incorporation, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1.Notice Of Meetings Of Stockholders And Directors. Whenever notice is required by law, the certificate of incorporation or these bylaws to be given to any director or stockholder, such notice shall be in writing and delivered personally, by mail or by telegram or other electronic means, postage and charges prepaid, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, and such notice shall be deemed given when the same shall be delivered personally, delivered to the agent for transmission or deposited in the United States mail.
Section 2.Waiver Of Notice. Whenever any notice is required by law, the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
Section 1.Officers. The officers of the corporation shall be chosen by the board of directors and shall be a president, a chief executive officer, a secretary, a treasurer, and such other officers with such other titles as the board of directors shall determine. The board of directors may also appoint a chairman of the board and one or more vice chairmen, vice presidents, assistant secretaries or assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.
Section 2.Appointment Of Officers. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer.
Section 3.Assistant Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
Section 4.Officers’ Salaries. The salaries of all officers and agents of the corporation shall be fixed by or pursuant to the authority of the board of directors.
Section 5.Terms Of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
Section 6.President. The president shall be the chief executive officer of the corporation unless such title is assigned to another officer of the corporation. In the absence of a chairman and vice chairman of the board of directors, the President shall preside at all meetings of the stockholders and the board of directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute any certificate or instrument requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
Section 7.Vice Presidents. In the absence or inability or refusal to act of the president, the vice president, if any (or, in the event there be more than one vice president, the vice presidents in the order designated by the board of directors or, in the absence of any designation, in the order of their election), shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions on the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
Section 8.Secretary. The secretary shall attend all meetings of the board of directors, all meetings of committees of the board of directors and all meetings of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and committees of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and the secretary or an assistant secretary shall have authority to affix the same to any certificate or instrument requiring it and, when so affixed, it may be attested by either of their signatures. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.
Section 9.Assistant Secretary. The assistant secretary (or, if there be more than one, the assistant secretaries in the order determined by the board of directors or, if there be no such determination, in the order of their election) shall, in the absence or inability or refusal to act of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
Section 10.Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and board of directors, at its regular meetings, or when the president or board of directors so requires, an account of all transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.
Section 11.Assistant Treasurer. The assistant treasurer (or, if there be more than one, the assistant treasurers in the order determined by the board of directors or, if there be no such determination, in the order of their election) shall, in the absence or inability or refusal to act of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE VI
STOCK CERTIFICATES

Section 1.Form Of Certificate. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 2.Consideration. Certificates may be issued for partly paid shares and, in such case, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified on the face or back of the certificates issued to represent any such partly paid shares.
Section 3.Classes Or Series Of Stock. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of any certificate that the corporation shall issue to represent shares of such class or series of stock; provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu thereof, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights may be set forth on the face or back of each certificate that the corporation shall issue to represent shares of such class or series of stock.
Section 4.Facsimile Signatures. Any or all of the signatures on any such certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue.

Section 5.Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, on the taking of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his, her or its legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 6.Transfer Of Stock. Subject to applicable law, on surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.
Section 7.Record Date. So that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date in advance which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other such action, and which shall not precede the date of adoption by the board of directors of the resolution fixing such record date. Additionally, the record date for determining stockholders entitled to consent to corporate actions in writing in lieu of a meeting shall not be more than ten days after the date of adoption of the resolution fixing such record date. In the case of any proposal so to be submitted to the stockholders for action by written consent, if no record date is fixed by resolution of the board of directors, the record date therefor shall be either (a) if no prior action by the board of directors is necessary, the first date on which a signed written consent setting forth the proposed action is delivered to the corporation, or (b) if prior action by the board of directors is required, the close of business on the date of adoption by the board of directors of the resolution taking such prior action. Except as otherwise provided by applicable law, a determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date for the adjourned meeting.
Section 8.Stockholders Of Record. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS
Section 1.Directors And Executive Officers. The corporation shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of alleged occurrences or actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment); provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.
Section 2.Other Officers, Employees And Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.
Section 3.Good Faith.
(a)For purposes of any determination under this Article, a director or executive officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if such action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him or her by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise.
(b)The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
(c)The provisions of this section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.
Section 4.Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article or otherwise; provided, however, that the entry of a guilty plea in a criminal proceeding shall, for purposes of this Article VII and regardless of whether a sentence has been entered, be deemed a final decision from which there is no further right of appeal, and an ultimate determination of entitlement to indemnification under this Article or otherwise may be made on the basis of such plea and such deemed final determination.
Notwithstanding the foregoing, unless otherwise determined pursuant to section 5 of this Article, no advance shall be made by the corporation if a determination is reasonably and promptly made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
Section 5.Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Article shall be deemed to be contractual rights and to be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer who serves in such capacity at any time while this Article and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Article to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, as a whole or in part, or (ii) no disposition of such claim is made within ninety days of request therefor. The claimant in such enforcement action, if successful as a whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
Section 6.Non-Exclusivity Of Rights. The rights conferred on any person by this Article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the Delaware General Corporation Law.

Section 7.Survival Of Rights. The rights conferred on any person by this Article shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8.Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article.
Section 9.Amendments. Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
Section 10.Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.
Section 11.Certain Definitions. For the purposes of this Article, the following definitions shall apply:
(a)The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(b)The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(c)The term “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(d)References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(e)References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.
ARTICLE VIII
GENERAL PROVISIONS
Section 1.Dividends. Subject to applicable law and the certificate of incorporation, dividends on the capital stock of the corporation may be declared by the board of directors at any regular or special meeting and may be paid in cash, shares of the capital stock or other property.
Section 2.Payment Of Dividends. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it is created.

Section 3.Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
Section 4.Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
Section 5.Fiscal Year. The fiscal year of the corporation shall be fixed by the board of directors.
Section 6.Seal. The corporation shall have a corporate seal, which may be altered at pleasure, and which may have inscribed thereon the name of the corporation, the year of its organization and the words “Incorporated, Delaware”, or which may have inscribed thereon any other words, including but not limited to the words “Corporate Seal” as the officers may designate. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or otherwise.
ARTICLE IX
AMENDMENTS
These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders, or by the board of directors when such power is conferred on the board of directors by the certificate of incorporation, at any regular meeting thereof, or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption be contained in the notice of such special meeting. If the power to alter, adopt, amend or repeal bylaws is conferred on the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to alter, adopt, amend or repeal bylaws.
CERTIFICATE OF SECRETARY
The undersigned, Secretary of ValueClick, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of said corporation, as amended and in full force and effect at the date of this Certificate.
WITNESS the signature of the undersigned and the seal of the corporation this February 3rd, 2014.

/s/ Scott P. Barlow
[SEAL]	Secretary of Conversant, Inc.